                                                                      Exhibit 23

                       Consent of Independent Accountants

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of the Catellus Development Corporation 2000 Performance Award Plan, the Registration Statement on Form S-8 of the Catellus Development Corporation Amended and Restated Executive Stock Option Plan, the Registration Statement on Form S-8 of the Catellus Development Corporation Profit Sharing & Savings Plan & Trust, the Registration Statement on Form S-8 of the Catellus Development Corporation Long-Term Incentive Compensation Plan, Stock Purchase Program, Incentive Stock Compensation Plan and Stock Option Plan, the Registration Statement on Form S-8 of the Catellus Development Corporation 1995 Stock Option Plan and the Registration Statement on Form S-8 of the Catellus Development Corporation 1996 Performance Award Plan (Nos. 333-69806, 333-58143, 333-38827, 333-42124, 333-01215 and 333-04293, respectively) of our report dated
January 29, 2003, except as to Note 18, for which the date is March 3, 2003, appearing on Page F-2 of this Form 10-K. We also consent to the incorporation by reference of our report dated January 29, 2003, except as to Note 18, for which the date is March 3, 2003, relating to the financial statement schedules, which appears on page S-1 of this Form 10-K.




PRICEWATERHOUSECOOPERS LLP

San Francisco, California
March 27, 2003